RJR NABISCO, INC. PUERTO RICO
DEFINED CONTRIBUTION MASTER TRUST



INDEPENDENT AUDITORS' REPORT, FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1993, AND THE PERIOD JULY 30, 1993 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1993 AND SUPPLEMENTAL SCHEDULES









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RJR NABISCO, INC. PUERTO RICO DEFINED CONTRIBUTION MASTER TRUST
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TABLE OF CONTENTS
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                                                                           Page
                                                                           ----
Independent Auditors' Report                                                  1

Financial Statements:

   Statement of Net Assets as of December 31, 1993                            2
   Statement of Changes in Net Assets for the Period July 30, 1993
      (date of inception) through December 31, 1993                           3

   Notes to Financial Statements                                            4-8


Supplemental Schedules:

   Schedule of Assets Held for Investment Purposes as of
      December 31, 1993                                                       9

   Schedule of Reportable Transactions for the Period July 30, 1993
      (date of inception) through December 31, 1993                          10

INDEPENDENT AUDITORS' REPORT
- - ----------------------------

Board of Directors,
     RJR Nabisco, Inc.:

We have audited the accompanying statement of net assets of the RJR Nabisco, Inc. Puerto Rico Defined Contribution Master Trust (the "Trust") as of December 31, 1993, and the related statement of changes in net assets for the period July 30, 1993 (date of inception) through December 31, 1993. These financial statements are the responsibility of RJR Nabisco, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets of the Trust as of December 31, 1993, and the changes in its net assets for the period July 30, 1993 (date of inception) through December 31, 1993 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of (1) assets held for investment purposes as of December 31, 1993 and (2) reportable transactions for the period July 30, 1993 (date of inception) through December 31, 1993 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets and the statement of changes in net assets is presented for purposes of additional analysis rather than to present the statement of net assets and the statement of changes in net assets of each fund. The supplemental schedules and the Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



June 24, 1994





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RJR NABISCO, INC. PUERTO RICO DEFINED CONTRIBUTION MASTER TRUST
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STATEMENT OF NET ASSETS
AS OF DECEMBER 31, 1993

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                                                              Fund Information
                                  --------------------------------------------------------------------------
                                   Growth      Real         General      Interest     Government    Common
                                    Stock      Estate        Stock       Income       Securities    Stock
                                     Fund       Fund         Fund         Fund          Fund         Fund      Total
                                  ----------  ----------    ----------   ----------    ---------   ---------   --------


ASSETS

Investment in Wachovia
      Trust -
 Notes 1, 2 & 3                   $  964,381  $ 63,665    $2,278,073   $3,483,659    $130,360    $371,672    $7,291,810
                                  ----------  --------    ----------   ----------    --------    --------    ----------

NET ASSETS                        $  964,381  $ 63,665    $2,278.073   $3,483,659    $130,360    $371,672    $7,291,810
                                  ==========  ========    ==========   ==========    ========    ========    ==========

See notes to financial statements.



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RJR NABISCO, INC. PUERTO RICO DEFINED CONTRIBUTION MASTER TRUST
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STATEMENT OF CHANGES IN NET ASSETS
FOR THE PERIOD JULY 30, 1993 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1993

- - ------------------------------------------------------------------------------------------------------------------------------------

                                                              Fund Information
                                  --------------------------------------------------------------------------------
                                   Growth      Real         General        Interest         Government       Common
                                    Stock      Estate        Stock         Income           Securities       Stock
                                     Fund       Fund         Fund           Fund              Fund            Fund        Total
                                  ----------  ----------    ----------     ----------        ---------      ---------     ----------


MASTER TRUST INCOME / (LOSS)

 Net appreciation/(depreciation)
  in fair value of investments     $40,172     $  459       $ 67,122       $ (1,412)         $    ---       $ 85,721      $192,062
  - Note 3
 Interest and dividends, net of
  administrative fees               17,427       (604)        44,961         99,285             1,245             50       162,364
                                  ----------  ----------   ---------     ----------        ----------      ---------   -----------


TOTAL MASTER TRUST INCOME/          57,599       (145)       112,083         97,873             1,245         85,771       354,426
    (LOSS)                        ----------  ----------   ---------     ----------        ----------      ---------   -----------

CONTRIBUTIONS

 Employee                          113,345      9,965        169,401        315,758            21,197         82,543       712,209
 Employer                           32,327      3,366         45,308         86,022             8,791         22,699       198,513
                                  ----------  ----------   ---------     ----------        ----------      ---------   -----------

 TOTAL CONTRIBUTIONS               145,672     13,331        214,709        401,780            29,988        105,242       910,722
                                  ----------  ----------   ---------     ----------        ----------      ---------   -----------

DEDUCTIONS

 Employee withdrawals - Note 4      86,067      4,139        172,572        318,726             8,058         42,796       632,358
                                  ----------  ----------   ---------     ----------        ----------      ---------   -----------

Net interfund transfers            (68,929)    (1,788)        71,250         16,270              (250)       (16,553)         ---

Transfers to the Trust - Note 5    916,106     56,406      2,052,603      3,286,462            107,435       240,008     6,659,020
                                  ----------  ----------   ---------     ----------        ----------      ---------   -----------

Net increase                       964,381     63,665      2,278,073      3,483,659            130,360       371,672     7,291,810


NET ASSETS AT BEGINNING OF YEAR        ---        ---            ---            ---               ---            ---           ---
                                  ----------  ----------   ----------    -----------       -----------     ----------  -----------

NET ASSETS AT END OF YEAR        $ 964,381   $ 63,665    $ 2,278,073     $3,483,659         $ 130,360      $ 371,672   $ 7,291,810
                                  ==========  ==========   ==========    ===========       ===========     ==========  ===========

See notes to financial statements.


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RJR NABISCO, INC. PUERTO RICO DEFINED CONTRIBUTION MASTER TRUST
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NOTES TO FINANCIAL STATEMENTS
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1.   DESCRIPTION OF THE TRUST

     Indirect subsidiaries of RJR Nabisco, Inc. ("RJRN") in Puerto Rico sponsor plans in the RJR Nabisco, Inc. Puerto Rico Defined Contribution Master Trust (the "P.R. Trust"). Effective July 30, 1993 the RJR Nabisco Defined Contribution Master Trust (the "Wachovia Trust") was amended to allow the assets of the Savings and Investment Plan for Employees of R.J. Reynolds Tobacco Company in Puerto Rico and the Nabisco Brands de Puerto Rico Capital Accumulation Plan (the "Puerto Rico Plans") to be held solely by Banco Popular de Puerto Rico (the "Trustee") as trustee of the P.R. Trust and Wachovia Bank of North Carolina, N.A. ("Wachovia"), as trustee of the Wachovia Trust, shall no longer serve as co-trustee. The RJR Employee Benefits Committee (the "Committee") directed the Trustee to appoint Wachovia (the "Custodian") as custodian for the assets of the Puerto Rico Plans, to be invested in the same manner as the assets of the other qualified defined contribution plans held by Wachovia in the Wachovia Trust subject to the investment direction of the Puerto Rico Plans' participants. Thus, the Wachovia Trust was amended effective July 30, 1993 to allow the commingling of the assets for investment purposes of the Wachovia Trust with assets of any plan established by RJRN or its affiliates, qualified under Section 401(a) of the Internal Revenue Code or otherwise exempt from taxation pursuant to ERISA, the assets of which are owned by another trustee or custodian. Thus, the P.R. Trust holds an investment in the Wachovia Trust which holds pooled assets and related liabilities within various funds established on behalf of participating defined contribution plans for employees of RJRN and affiliated companies. Each participating plan owns an interest or an investment in the fair value of net assets held in one or more of these investment funds. Investment income and net appreciation (depreciation) in fair value of investments during the year are allocated among participating plans based on procedures established by the Custodian.

     The Committee, acting under the direction of the Board of Directors (the "Board") of RJR Nabisco Holdings Corp. ("Holdings"), authorized and established the Nabisco Brands de Puerto Rico, Inc. Capital Accumulation Plan effective September 1, 1992. At that time, the Wachovia Trust was amended to show this plan as a participating plan.

     Information about the P.R. Trust agreement is available from the Committee.

2.   SIGNIFICANT ACCOUNTING POLICIES

     Valuation of Investments - All investments held by the Wachovia Trust are
     ------------------------
     valued at fair value (except unallocated insurance contracts which are valued at contract value) as follows. Securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the plan year. Over-the-counter investments traded on the NASDAQ and listed securities for which no sale was reported on the last business day of the plan year are valued at the average of the last reported bid and ask prices. All other over-the-counter investments are valued at the last reported bid. The fair market value of real estate is based on periodic independent appraisals. The fair market value of fixed income investments is based on an institutional based pricing system. Investment grade bonds are valued on a pricing system based on treasury securities. The fair market value of the participation units in common trust funds is based on quoted redemption value on the last business day of the plan year.

     Expenses - Expenses relating to the purchase or sale of investments are
     --------
     included in the cost or deducted from the proceeds, respectively. Expenses such as trustee, auditor, and Internal Revenue Service user fees are paid directly from the P.R. Trust. During 1993, the P.R. Trust was amended to also allow the payment of general plan recordkeeping expenses directly from the P.R. Trust. Other expenses continue to be paid by RJRN.

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NOTES TO FINANCIAL STATEMENTS - CONTINUED
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3.   INVESTMENTS

     Under the provisions of the Wachovia Trust, pooled assets may be invested in various funds. The investment funds are as follows (See Note 6 for investment option changes):



        General Stock Fund              Diversified fund of primarily common
                                        stocks selected to achieve long-term
                                        capital growth and current income.

        Growth Stock Fund               Diversified fund of common stocks and
                                        other securities selected to achieve
                                        significant capital gains.

        Real Estate Fund                Pooled funds selected to achieve stable
                                        long-term rates of return through
                                        direct ownership of income producing
                                        properties diversified by usage and
                                        location.

        Common Stock Fund               Common stock issued by Holdings.

        Government Securities Fund      Short-term U.S. Government Securities
                                        that mature within one year, with a
                                        maximum average maturity of 90 days
                                        selected to maximize current income
                                        that is consistent with the
                                        preservation of capital and liquidity.

     Direct transfers between the Government Securities Fund and the Interest Income Fund are not allowed due to restrictions in the investment contracts in the Interest Income Fund. These funds hold assets as follows:

        Interest Income Fund            Contracts issued by insurance
                                        companies or financial institutions as
                                        well as one to three year investment
                                        grade fixed income securities.
                                        Contracts are diversified by size,
                                        maturity, quality and interest rate.

     During 1993 the Wachovia Trust's investments (including investments bought, sold, as well as held during the year) appreciated (depreciated) in fair value as follows:




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NOTES TO FINANCIAL STATEMENTS - CONTINUED
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3.  INVESTMENTS - CONTINUED
                                              YEAR ENDED DECEMBER 31, 1993
                                           ---------------------------------

                                           Net Appreciation
                                            (Depreciation)          Fair
                                            in Fair Value         Value at
                                             During Year         End of Year
                                            --------------     -------------


GROWTH STOCK FUND
  Equity investment funds                  $   9,173,988       $ 174,798,915
  Wachovia Bank of North Carolina,
   N.A. Diversified Short-Term
   Investment Fund                                  ----           1,042,500
  Other Short-Term Investments                      ----               1,110
                                          --------------       -------------

                                           $   9,173,988       $ 175,842,525
                                          --------------       -------------

P.R. Trust's interest therein              $     40,172        $    964,381
                                          --------------       -------------




REAL ESTATE FUND
  Real estate investment funds             $     230,547       $   8,749,673
  Wachovia Bank of North Carolina,
   N.A. Diversified Short-Term
   Investment Fund                                  ----              52,012
                                          --------------       -------------
                                           $     230,547       $   8,801,685
                                          --------------       -------------
P.R. Trust's interest therein              $        459        $     63,665
                                          --------------       -------------



GENERAL STOCK FUND
  Equity investment fund                   $  36,352,032       $ 357,698,005

  Wachovia Bank of North Carolina,
   N.A. Diversified Short-Term
   Investment Fund                                  ----           1,266,484
  Other Short-Term Investments                      ----               1,380
                                          --------------       -------------
                                           $  36,352,032       $ 358,965,869
                                          --------------       -------------

P.R. Trust's interest therein              $     67,122        $  2,278,073
                                          --------------       -------------



INTEREST INCOME FUND
   Guaranteed insurance contracts          $        ----       $ 446,272,955
   Treasury Obligations                          541,444           8,005,040
   Federal Agency CMOs                           (97,635)               ----
   Corporate Mortgage Pools                      669,823              21,046
   Bond Investment Funds                        (231,370)        150,344,174
   Wells Fargo Bank Money
    Market Fund                                     ----                  84
   Fisher Francis Trees & Watts
      Short-Term Investment Fund                    ----                ----
   Wachovia Bank of North Carolina,
     N.A. Diversified Short-Term
     Investment Fund                                ----          28,285,509
   Other Short-Term Investments                     ----              14,149
                                          --------------       -------------

                                           $     882,262       $ 632,942,957
                                          --------------       -------------

P.R. Trust's interest therein              $     (1,412)       $  3,483,659
                                          --------------       -------------


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NOTES TO FINANCIAL STATEMENTS - CONTINUED
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3.  INVESTMENTS - CONTINUED
                                               YEAR ENDED DECEMBER 31, 1993
                                            --------------------------------

                                             Net Appreciation
                                             (Depreciation)         Fair
                                             in Fair Value        Value at
                                              During Year        End of Year
                                             ----------------  -------------
GOVERNMENT SECURITIES FUND
  Equity investment funds                  $        ----       $      22,366
  Wachovia Bank of North Carolina,
   N.A. Diversified Short-Term
   Investment Fund                                  ----          10,100,939
  Other Short-Term Investments                      ----               2,389
                                          --------------       -------------
                                           $                   $  10,125,694
                                          --------------       -------------
P.R. Trust's interest therein              $       ----        $     130,360
                                          --------------       -------------




COMMON STOCK FUND
  RJR Nabisco Holdings Corp.
    Common Stock                           $ (17,335,826)      $  82,893,245
  Wachovia Bank of North Carolina,
   N.A. Diversified Short-Term
   Investment Fund                                  ----           1,478,403
                                          --------------       -------------
                                           $ (17,335,826)      $  84,371,648
                                          --------------       -------------
P.R. Trust's interest therein              $      85,721       $     371,672
                                          --------------       -------------



Individual investments that represent 5% or more of the P.R. Trust's fair value of net assets as of December 31, 1993 are as follows:


                                                DECEMBER 31, 1993
  IDENTITY OF ISSUE,                        -------------------------------
BORROWER, LESSOR OR                          DESCRIPTION OF
   SIMILAR PARTY                              INVESTMENT         FAIR VALUE
- - -------------------------                   ---------------      -----------
Interest in Wachovia Trust                   Interest in
                                             Wachovia Trust      $ 7,291,810





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NOTES TO FINANCIAL STATEMENTS - CONTINUED
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4.  EMPLOYEE WITHDRAWALS

    At December 31, 1993, employee withdrawal requests of $347 were not accrued in accordance with the AICPA Audit and Accounting Guide "Audits of Employee Benefit Plans".

5.  NET TRANSFERS TO THE TRUST

    During 1993 net transfers of assets of $6,551,586 were made to the P.R. Trust due to its establishment (see Note 1) as well as employees transferring between affiliated plans.

6.  SUBSEQUENT EVENTS

    New investment options became available for participants' future contributions effective January 1, 1994 and for accumulated balances effective March 1, 1994. Three current investment options will remain: the Interest Income Fund, the Real Estate Fund and the Common Stock Fund. The new investment options available include the U.S. Stock Index Fund, the International Stock Index Fund and the Balanced Funds. The U.S. Stock Index Fund replaces the General Stock and Growth Stock Funds. As of January 1, 1994, all contributions to these discontinued funds will be directed to the U.S. Stock Index Fund. Balances remaining in these funds on December 31, 1993 will be automatically transferred to the U.S. Stock Index Fund on January 1, 1994. The Government Securities Fund is discontinued and as of January 1, 1994 all contributions to this fund will be directed to the Interest Income Fund. Balances remaining in the Government Securities Fund on December 31, 1993 will be automatically transferred to the Interest Income Fund on January 1, 1994.


                                         -8-
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RJR NABISCO, INC. PUERTO RICO DEFINED CONTRIBUTION MASTER TRUST
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ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AS OF DECEMBER 31, 1993
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                        DESCRIPTION OF INVESTMENT
 IDENTITY OF ISSUE,     INCLUDING MATURITY DATE
 BORROWER, LESSOR        RATE OF INTEREST                               FAIR
  OR SIMILAR PARTY      PAR OR MATURITY VALUE           COST            VALUE
- - ------------------      -------------------------     ----------     -----------


Given that the P.R. Trust holds an investment in the Wachovia Trust which holds pooled assets and related liabilities within various funds established on behalf of participating defined contribution plans (see Note 1), all assets held by the Wachovia Trust are reported on its own schedule of assets held for investment purposes.


















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RJR NABISCO, INC. PUERTO RICO DEFINED CONTRIBUTION MASTER TRUST
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ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
FOR THE PERIOD JULY 30, 1993 (DATE OF INCEPTION) THROUGH DECEMBER 31, 1993
- - --------------------------------------------------------------------------------


                                                      SELLING
                                                      PRICE OR
                NUMBER OF   NUMBER OF    PURCHASE     MATURITY        NET
                PURCHASES    SALES       PRICE          VALUE      GAIN/(LOSS)
                ---------   ---------    --------    ----------    -----------

None to report. Given that the P.R. Trust holds an investment in the Wachovia Trust which holds pooled assets and related liabilities within various funds established on behalf of participating defined contribution plans (see Note 1), all reportable transactions of the Wachovia Trust are reported on its own schedule of reportable transactions.








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